Exhibit 99.1

NEW YORK GLOBAL INNOVATIONS INC.
PRO FORMA COMBINED
FINANCIAL STATEMENTS

INTRODUCTORY NOTE

On August 2, 2016, New York Global Innovations, Inc. entered into an Agreement and Plan of Merger with Artemis Therapeutics Inc., a Delaware corporation (“Artemis”) and Artemis Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of the Company (the “Subsidiary”), pursuant to which Artemis merged with and into the Subsidiary, with Artemis being the surviving entity (the “Merger”). The Merger closed on August 23, 2016.

The following sets forth the combined statements of operations of New York Global Innovations, Inc. and Artemis on a pro forma basis for the period ended June 30, 2016. The pro forma statements of operations data give effect to the transactions as if they had occurred on June 30, 2016. The pro forma balance sheet gives effect to the transactions as if they had occurred June 30, 2016. The pro forma financial statements are provided for informational purposes only, are unaudited, and not necessarily indicative of future results or what the operating results or financial condition of the company would have been had the merger been consummated on the dates assumed.  The following pro forma financial statements should be read in conjunction with the historical financial statements and the accompanying notes thereto, and included elsewhere in this filing.

NEW YORK GLOBAL INNOVATIONS INC.
PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
(U.S. DOLLARS IN THOUSANDS)

	JUN 30, 2016	DEC. 31, 2015
	UNAUDITED	AUDITED
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$595	$628
Short-term deposit	-	30
Other accounts receivable and prepaid expenses	176	48

TOTAL CURRENT ASSETS	771	706

TOTAL ASSETS	$771	$706

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accrued expenses and other payables	$68	50

TOTAL CURRENT LIABILITIES	68	50

Warrants to issue shares	1	5

TOTAL LIABILITIES	69	55

STOCKHOLDERS’ EQUITY:
Capital Stock:
Preferred stock of $0.01 par value - Authorized: 10,000,000 shares; Issued and outstanding: 0 shares as of June 30, 2016 and as of December 31, 2015	-	-
Common stock of $0.01 par value - Authorized: 75,000,000; Issued and outstanding: 43,173,592 as of June 30, 2016 and as of December 31, 2015	432	432
Additional paid-in capital	17,905	17,796
Accumulated other comprehensive income	118	118
Accumulated deficit	(17,753)	(17,695)

TOTAL STOCKHOLDERS’ EQUITY	702	651

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$771	$706

The accompanying notes are an integral part of the consolidated financial statements.

NEW YORK GLOBAL INNOVATIONS INC.

PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(U.S. DOLLARS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

	THREE MONTHS ENDED JUNE 30,		SIX MONTHS ENDED JUNE 30,
	2016	2015	2016	2015
	UNAUDITED		UNAUDITED
Revenues	$-	$-	$-	$
Cost of revenues	-	-	-

Gross profit	-	-	-

Income from sale of operations, net	-	-	-

Operating expenses:
Research and development	-	-	-
Selling and marketing	-	-	-
General and administrative	23	78	63		112

Total operating expenses	23	78	63		112

Operating loss	(23)	(78)	(63)		(112)

Financial income (expenses), net	1	(7)	1		(6)
Financial income related to warrants	4	13	4		13
Total financial income, net	5	6	5		7

Other loss	-	-			-

Net loss	$(18)	$(72)	$(58)		$(105)

Net profit (loss) per share:
Basic and diluted	$0.00	$0.00	$0.00		$0.00

Weighted average number of shares of Common Stock used in computing basic and diluted net loss per share	43,173,592	43,173,592	43,173,592		43,173,592

The accompanying notes are an integral part of the consolidated financial statements.

NEW YORK GLOBAL INNOVATIONS INC.

(U.S. DOLLARS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

NOTE 1: MERGER TRANSACTION

On August 2, 2016, New York Global Innovations, Inc. entered into an Agreement and Plan of Merger with Artemis Therapeutics Inc., a Delaware corporation (“Artemis”) and Artemis Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of the Company (the “Subsidiary”), pursuant to which Artemis merged with and into the Subsidiary, with Artemis being the surviving entity (the “Merger”). The Merger closed on August 23, 2016.

NOTE 2: PRO FORMA ADJUSTMENTS

The adjustment made in the preparation of these pro forma financial statements include the consolidation of Arthemis Therapeutics Inc into the Companies already filed Consolidated Statements as of June 30, 2016.